EXHIBIT 99.1

MoSys, Inc. Reports First Quarter 2019 Financial Results

Revenue at High-End of Guidance and Gross Margin of 62% Results in GAAP Profitability

SAN JOSE, Calif., May 09, 2019 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ: MOSY), today reported financial results for the quarter ended March 31, 2019.

First Quarter 2019 Financial Results
Total net revenue for the first quarter of 2019 was $3.5 million, consistent with the fourth quarter of 2018 and compared with $4.2 million for the first quarter of 2018. Product revenue for the first quarter was $3.4 million, compared with $3.2 million in the fourth quarter of 2018 and $3.7 million in the year ago period, reflecting a sequential increase in IC shipments to multiple design win customers.

GAAP gross margin for the first quarter of 2019 was 62%, compared with 72% for the fourth quarter of 2018 and 62% for the first quarter of 2018. The sequential decrease in gross margin was primarily due to favorable non-recurring manufacturing efficiencies recorded in the prior quarter as well as lower royalty revenue in the first quarter of 2019.

Total operating expenses on a GAAP basis for the first quarter of 2019 were $2.1 million, compared with $11.7 million in the fourth quarter of 2018, which included a goodwill impairment charge of $9.7 million, and $2.0 million in the first quarter of 2018. Total operating expenses, excluding stock-based compensation expenses, amortization of intangible assets and goodwill impairment charges, for the first quarter of 2019 were $2.1 million, compared with $1.7 million in the fourth quarter of 2018 and $1.9 million in the first quarter of 2018.

GAAP net income for the first quarter of 2019 was $10,000, or $0.00 per diluted share, compared with a net loss of $9.3 million, or ($0.25) per share, for the previous quarter and net income of $0.3 million, or $0.04 per diluted share, for the first quarter of 2018. Non-GAAP net income for the first quarter of 2019 was $6,000, or $0.00 per diluted share, compared with $0.7 million, or $0.01 per diluted share, for the previous quarter and $0.5 million, or $0.06 per share, in the first quarter of 2018. Adjusted EBITDA for the first quarter of 2019 was a positive $0.1 million, and compared with $0.9 million for each of the fourth quarter of 2018 and the first quarter of 2018. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

At March 31, 2019, the Company had $6.3 million in cash and investments, a $0.8 million decrease from December 31, 2018. The decrease in cash and investments reflected the return of $0.3 million of customer prepayments and was impacted by timing of customer shipments in the first quarter of 2019. The Company has now completed repayment of all customer prepayments.

At March 31, 2019, the Company had 43,139,146 shares of common stock outstanding, which excludes 2,310,776 shares of common stock issuable upon the exercise of pre-funded warrants.

Management Commentary
“I am pleased with our strong start to 2019. Revenue was at the high-end of our guidance range and gross margin above our corporate target at 62%, which collectively contributed to our achievement of profitability,” said Dan Lewis, chief executive officer and president of MoSys. “Demand for our Bandwidth Engine® 2 products remains strong, and we have now shipped over 200,000 Bandwidth Engine devices to a broad array of customers and applications. We also continue to record additional design wins with our customer base.”

Mr. Lewis continued, “During the quarter, we also made significant progress increasing our sales pipeline and expanding potential opportunities to enter new market areas, in particular applications utilizing in-memory-compute, machine-learning classification, large signal processing arrays and  associative memory clusters. We are focusing our development efforts on silicon-enabled software solutions utilizing unique algorithms for our Programmable HyperSpeed Engine products, which have 32 RISC cores and provide high-throughput, random-access memory.”

“As we look to the second quarter, we have a solid backlog and remain positioned for revenue growth in 2020.  We continue to focus on new designs for our hardware products and developing software-defined, hardware accelerated solutions to expand our technology solution offerings to our customers.”

Business Outlook for Second Quarter of 2019
The Company expects total net revenue for the second quarter of 2019 to be in the range of $3.0 million to $3.3 million

Financial Results Conference Call
The Company will not be hosting a conference call or webcast in conjunction with today’s release of its first quarter 2019 results.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, intangible asset amortization and restructuring and impairment charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income and adjusted EBITDA, which the Company defines as GAAP net income before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, intangible asset amortization and restructuring and impairment charges. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 9, 2019 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from its IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  a lack of working capital to aggressively fund product development and growth;
  the timing of customer orders and product shipments;
  customer concentration;
  lengthy sales cycle;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is a provider of semiconductor solutions that enable fast, intelligent data access for cloud networking, security, test and video systems. More information is available at www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

Contacts:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2019	2018

Net Revenue
Product	$3,386	$3,704
Royalty and other	134	504
Total net revenue	3,520	4,208

Cost of Net Revenue	1,354	1,601

Gross Profit	2,166	2,607

Operating Expenses
Research and development	1,153	1,051
Selling, general and administrative	972	989
Total operating expenses	2,125	2,040

Income from operations	41	567

Other expense, net	(31)	(219)
Net Income	$10	$348

Net Income per share
Basic	$0.00	$0.04
Diluted	$0.00	$0.04

Shares used in computing net income per share
Basic	43,068	8,130
Diluted	45,412	8,347

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2019	2018

Assets
Current assets:
Cash, cash equivalents and investments	$6,329	$7,104
Accounts receivable, net	2,171	1,622
Inventories	902	1,148
Prepaid expenses and other	1,171	923
Total current assets	10,573	10,797

Property and equipment, net	255	279
Goodwill	420	420
Other	557	260
Total assets	$11,805	$11,756

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$215	$236
Deferred revenue	269	273
Accrued expenses and other	1,295	1,402
Total current liabilities	1,779	1,911

Convertible notes payable	2,749	2,671
Other long-term liabilities	115	17
Total liabilities	4,643	4,599

Stockholders' equity	7,162	7,157

Total liabilities and stockholders’ equity	$11,805	$11,756

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Income and Net Income Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2019	2018

GAAP net income	$10	$348
Stock-based compensation expense
- Research and development	(27)	6
- Selling, general and administrative	23	88
Total stock-based compensation expense	(4)	94

Amortization of intangible assets	-	27

Non-GAAP net income	$6	$469

GAAP net income per share, basic	$0.00	$0.04
Reconciling items
- Stock-based compensation expense	-	0.01
- Amortization of intangible assets	-	0.01

Non-GAAP net income per share, basic	$0.00	$0.06

GAAP net income per share, diluted	$0.00	$0.04
Reconciling items
- Stock-based compensation expense	-	0.01
- Amortization of intangible assets	-	0.01

Non-GAAP net income per share, diluted	$0.00	$0.06

Shares used in computing non-GAAP net income per share
Basic	43,068	8,130
Diluted	45,412	8,347

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

	Three Months Ended
	March 31,
	2019	2018
Reconciliation of GAAP net income and adjusted EBITDA
GAAP net income	$10	$348
Stock-based compensation expense
- Research and development	(27)	6
- Selling, general and administrative	23	88
Stock-based compensation expense	(4)	94
Amortization of intangible assets	-	27

Non-GAAP net income	6	469
EBITDA adjustments:
Depreciation	72	169
Interest expense	54	221
Provision for income taxes	-	1

Adjusted EBITDA	$132	$860